UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MYDX, INC.

(Exact name of registrant as specified in its charter)

Nevada	99-0384160
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6335 Ferris Square, Suite B San Diego, CA	92121
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
None	N/A

If this form relates to the registration of a securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) or (e), please check the following box.    ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.    ☒

Securities Act registration statement file number to which this form relates:	333-191721
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class

To be so Registered

Common Stock, par value $0.001

Item 1.	Description of Registrant’s Securities to be Registered.

This Registration Statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.001 (the “Common Stock”), of MyDx, a Nevada corporation (the “Registrant”). The description of the Common Stock to be registered hereunder set forth under the caption “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-191721), as originally filed with the Securities and Exchange Commission (the “Commission”) on October 15, 2013 (the “Registration Statement”) and declared effective by the Commission on April 9, 2014, is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed or incorporated by reference to the Registration Statement:

3.1	Articles of Incorporation of MyDx, Inc. (1)

3.2	Bylaws of MyDx, Inc. (1)

3.3	Certificate of Amendment to Articles of Incorporation of MyDx, Inc.

3.4	Certificate of Amendment to Articles of Incorporation of MyDx, Inc.*

(1)	Incorporated by reference from our Registration Statement on Form S-1, filed with the Commission on October 15, 2013.
(2)	Incorporated by reference from our Registration Statement on Form 8-K, filed with the Commission on April 29, 2015.

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MyDx, Inc.

Dated: March 15, 2016	/s/ Daniel Yazbeck
	By:	Daniel Yazbeck
	Its:	Chief Executive Officer

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